Exhibit 99.1

                    Mentor Graphics Reports Second
                           Quarter Results


    WILSONVILLE, Ore.--(BUSINESS WIRE)--Aug. 23, 2007--Mentor Graphics Corporation (NASDAQ:MENT) today announced second quarter revenue of $205.7 million, up 15% over the prior second quarter. On a GAAP basis, earnings were $.03 per share, up from a loss of $.01 in the year ago second quarter, despite $4.1 million of in-process R&D charges related to the Sierra Design Automation acquisition. On a non-GAAP basis, earnings were $.15 per share, up from $.09 a year ago. These results incorporate the change in the fiscal year with the second quarter running from May 1 to July 31.

    "During the quarter, we saw strength across all of our system related product lines," said Walden C. Rhines, chairman and CEO of Mentor Graphics. "In addition to strength in more traditional systems design segments like FPGA and printed circuit board design, we also saw significant strength in automotive design and electronic system level (ESL) products."

    Compared to the prior year second quarter, Integrated Systems Design bookings grew 35%, New and Emerging bookings grew 5%, while Scalable Verification was down 5% and IC Design to Silicon was down 25%. IC Design to Silicon is expected to strengthen notably in the second half, based on a strong renewal pipeline.

    Automotive networking wins during the quarter included a major Tier 1 parts supplier, further sales to the Ford family of customers and suppliers, and a major Chinese OEM.

    During the quarter, the company acquired Sierra Design Automation, a leading provider of high-performance place and route solutions.
Sierra's flagship product, Olympus-SOC(TM), provides the next-generation place and route system that concurrently addresses variations in lithography, process corners and operating modes allowing designers to simultaneously solve for large numbers of variables to achieve an optimal design quickly.

    "We continue to see strength in our customer base with total new customers up for the quarter and average contract values up sharply," said Gregory K. Hinckley, president of Mentor Graphics. "With our excellent first-half results, as well as our visibility into our second half business, we are confident in our outlook for fiscal 2008 and 2009."

    Year on year, bookings for Europe were up 30%, Pacific Rim was flat, North America was down 15%, and Japan was down 30%.

    Guidance

    For the third quarter, the company expects revenue of approximately $200 million, GAAP earnings per share of about $.02, and non-GAAP earnings per share of about $.10.

    For the full fiscal year 2008, the company expects revenue of approximately $860 million, GAAP earnings per share of about $.55 and non-GAAP earnings per share of approximately $1.02.

    Preliminary guidance for Fiscal 2009 is for revenues of $920 million, GAAP earnings per share of about $.78 and non-GAAP earnings per share of approximately $1.22.

    Discussion of Non-GAAP Financial Measures

    Mentor Graphics management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross margin, operating margin and net income (loss), which we refer to as non-GAAP gross margin, operating margin and net income (loss), respectively. These non-GAAP measures are derived from the revenues of our product, maintenance and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of purchased intangible assets, in-process research and development, special charges, equity plan-related compensation expenses and charges and gains which management does not consider reflective of our core operating business.

    Purchased intangible assets consist primarily of purchased technology, backlog, trade names, customer relationships and employment agreements. In-process research and development charges represent products in development that had not reached technological feasibility at the time of acquisition. Special charges consist of post-acquisition rebalance costs including severance and benefits, excess facilities and asset-related charges, and also include strategic reallocations or reductions of personnel resources. Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under SFAS No. 123 (revised 2004), "Share-Based Payment" (SFAS 123R). For purposes of comparability across other periods and against other companies in our industry, non-GAAP net income (loss) is adjusted by the amount of additional taxes or tax benefit that the company would accrue using a normalized effective tax rate applied to the non-GAAP results.

    During the six months ended July 31, 2007 and June 30, 2006, $164 thousand and $5.9 million, respectively of interest expense attributable to net retirement premiums and write-offs of debt issuance costs related to the refinancing or repurchase of certain convertible debt was excluded as management does not consider these transactions a part of its core operating performance.

    In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP EPS is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options in a loss situation.

    Non-GAAP gross margin, operating margin and net income (loss) are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross margin, operating margin and net income (loss) because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management.

    Management excludes from its non-GAAP measures certain recurring items to facilitate its review of the comparability of the company's core operating performance on a period-to-period basis because such items are not related to the company's ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically management adjusts for the excluded items for the following reasons:

    -- Amortization charges for our purchased intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of the company's acquisition transactions. We therefore consider our operating results without these charges when evaluating our core performance. Generally, the most significant impact to inter-period comparability of the company's net income (loss) is in the first twelve months following the acquisition.

    -- Special charges are primarily severance related and are due to the company's reallocation or reduction of personnel resources driven by modifications of business strategy or business emphasis and by assimilation of acquired businesses. These costs are originated based on the particular facts and circumstances of business decisions and can vary in size. Special charges also include excess facility and asset-related restructuring charges. These charges are not specifically included in the company's annual operating plan and related budget due to the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers' performance internally.

    -- In-process research and development charges are largely disregarded as acquisition decisions are made, as they often result in charges that vary significantly in size and amount. Management excludes these charges when evaluating the impact of an acquisition transaction and our ongoing performance.

    -- Management supplementally considers performance without the impact of stock-based compensation charges and believes this information is useful to investors to compare our performance to the performance of other companies in our industry who present non-GAAP results adjusted to exclude stock compensation expense. We view stock-based compensation as a key element of our employee retention and long-term incentives, not as an expense that should be an element of evaluating core operations in any given period. We therefore exclude these charges for purposes of evaluating our core performance.

    -- Income tax expense (benefit) is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration the company's long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various tax jurisdictions in which the company operates. This non-GAAP weighted average tax rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates. Our GAAP tax rate for the six months ended July 31, 2007 is 42% after consideration of discrete items. Without discrete items of $780 thousand, our GAAP tax rate is 25%. Inclusive of discrete items, our full fiscal year 2008 GAAP tax rate is projected to be 30%. The GAAP tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect the Company's tax rate depending upon the Company's level of profitability.

    Non-GAAP net income (loss) also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. However, non-GAAP net income (loss) has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our results as reported under GAAP. In the future the company expects to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income (loss) are:

    -- Amortization of purchased intangibles, though not directly affecting our current cash position, represents the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income
        (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.

    -- The company regularly engages in acquisition and assimilation activities as part of its ongoing business and therefore we will continue to experience special charges and merger and acquisition charges on a regular basis. These costs also directly impact available funds of the company.

    -- The company's stock option and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future under SFAS 123R.

    -- The company's income tax expense (benefit) will be ultimately based on its GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation.

    -- Other companies, including other companies in our industry, may calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative measure.

    About Mentor Graphics

    Mentor Graphics Corporation (Nasdaq:MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world's most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of over $825 million and employs approximately 4,300 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

    (Mentor is a registered trademark and Olympus-SOC is a trademark of Mentor Graphics Corporation. All other company or product names are the registered trademarks or trademarks of their respective owners.)

    Statements in this press release regarding the company's guidance for future periods constitute "forward-looking" statements based on current expectations within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) the company's ability to successfully offer products and services that compete in the highly competitive EDA industry;
(ii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iii) reductions in the spending on the company's products by its customers due to cyclical downturns; (iv) effects of the increasing volatility of foreign currency fluctuations on the company's business and operating results;
(v) changes in accounting or reporting rules or interpretations;
(vi) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (vii) effects of unanticipated shifts in product mix on gross margin; (viii) effects of customer seasonal purchasing patterns and the timing of significant orders may negatively or positively impact the company's quarterly results of operations; and (ix) weakness in the US or other economies, all as may be discussed in more detail under the heading "Risk Factors" in the company's most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.



                     MENTOR GRAPHICS CORPORATION
----------------------------------------------------------------------
                CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------------------------------------
      (In thousands, except earnings per share data - Unaudited)


                               Three Months Ended   Six Months Ended
                               ------------------- -------------------
                               July 31,  June 30,  July 31,  June 30,
                                  2007      2006      2007      2006
                               --------- --------- --------- ---------
Revenues:
 System and software           $123,691  $101,226  $237,549  $204,166
 Service and support             82,049    77,207   158,654   150,589
                               --------- --------- --------- ---------
  Total revenues                205,740   178,433   396,203   354,755
                               --------- --------- --------- ---------
Cost of revenues: (1)
 System and software              7,354     3,559    11,842     7,874
 Service and support             23,067    20,800    45,250    41,050
 Amortization of purchased
  technology                      2,332     3,421     5,374     6,656
                               --------- --------- --------- ---------
  Total cost of revenues         32,753    27,780    62,466    55,580
                               --------- --------- --------- ---------
  Gross margin                  172,987   150,653   333,737   299,175
                               --------- --------- --------- ---------
Operating expenses:
 Research and development (2)    65,468    55,293   124,658   110,356
 Marketing and selling (3)       75,139    69,334   147,699   136,305
 General and administration (4)  23,293    22,876    46,233    43,795
 Amortization of intangible
  assets (5)                      2,279     1,121     3,657     2,247
 Special charges (6)                 (8)      917     4,045     6,153
 In-process research and
  development (7)                 4,100         -     4,100       180
                               --------- --------- --------- ---------
  Total operating expenses      170,271   149,541   330,392   299,036
                               --------- --------- --------- ---------
Operating income:                 2,716     1,112     3,345       139
 Other income, net                5,830     4,134    11,371     6,328
 Interest expense (8)            (4,941)   (5,489)  (10,059)  (17,758)
                               --------- --------- --------- ---------
 Income before income taxes       3,605      (243)    4,657   (11,291)
 Provision for income taxes (9)   1,204       205     1,966    (4,983)
                               --------- --------- --------- ---------
  Net income (loss)            $  2,401  $   (448) $  2,691  $ (6,308)
                               ========= ========= ========= =========
 Net income (loss) per share:
  Basic                        $   0.03  $  (0.01) $   0.03  $  (0.08)
                               ========= ========= ========= =========
  Diluted                      $   0.03  $  (0.01) $   0.03  $  (0.08)
                               ========= ========= ========= =========
 Weighted average number of shares
  outstanding:
  Basic                          87,526    80,348    86,361    80,229
                               ========= ========= ========= =========
  Diluted                        89,336    80,348    88,697    80,229
                               ========= ========= ========= =========

 Refer to following page for a
  description of footnotes.

Listed below are the items included in net income that management excludes in computing the non-GAAP financial measures referred to in the text of this press release. Items are further described under "Discussion of Non-GAAP Financial Measures".



                               Three Months Ended   Six Months Ended
                               ------------------- -------------------
                               July 31,  June 30,  July 31,  June 30,
                                  2007      2006      2007      2006
                               --------- --------- --------- ---------
(1) Cost of revenues:
     Stock-based compensation  $    200  $    261  $    361  $    453
     Amortization of purchased
      intangible assets           2,332     3,421     5,374     6,656
                               --------- --------- --------- ---------
                               $  2,532  $  3,682  $  5,735  $  7,109
                               ========= ========= ========= =========
(2) Research and development:
     Stock-based compensation  $  1,438  $  1,566  $  2,687  $  2,865
                               --------- --------- --------- ---------
                               $  1,438  $  1,566  $  2,687  $  2,865
                               ========= ========= ========= =========
(3) Marketing and selling:
     Stock-based compensation  $  1,154  $  1,297  $  2,121  $  2,307
                               --------- --------- --------- ---------
                               $  1,154  $  1,297  $  2,121  $  2,307
                               ========= ========= ========= =========
(4) General and administration:
     Stock-based compensation  $    743  $    490  $  1,431  $    930
                               --------- --------- --------- ---------
                               $    743  $    490  $  1,431  $    930
                               ========= ========= ========= =========
(5) Amortization of intangible
 assets:
     Amortization of purchased
      other intangible assets  $  2,279  $  1,121  $  3,657  $  2,247
                               --------- --------- --------- ---------
                               $  2,279  $  1,121  $  3,657  $  2,247
                               ========= ========= ========= =========
(6) Special charges:
     Rebalance and
      restructuring costs      $     (8) $    917  $  4,045  $  6,153
                               --------- --------- --------- ---------
                               $     (8) $    917  $  4,045  $  6,153
                               ========= ========= ========= =========
(7) In-process research and
 development:
     In-process research and
      development              $  4,100  $      -  $  4,100  $    180
                               --------- --------- --------- ---------
                               $  4,100  $      -  $  4,100  $    180
                               ========= ========= ========= =========
(8) Interest expense:
     Debt retirement costs     $      -  $     34  $    164  $  5,905
                               --------- --------- --------- ---------
                               $      -  $     34  $    164  $  5,905
                               ========= ========= ========= =========
(9) Provision for income taxes:
     Income tax effects        $ (1,489) $ (1,301) $ (2,895) $ (7,771)
                               --------- --------- --------- ---------
                               $ (1,489) $ (1,301) $ (2,895) $ (7,771)
                               ========= ========= ========= =========




                     MENTOR GRAPHICS CORPORATION
----------------------------------------------------------------------
           UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
----------------------------------------------------------------------
            (In thousands, except earnings per share data)


                                     Three Months
                                         Ended       Six Months Ended
                                   ----------------- -----------------
                                   July 31, June 30, July 31, June 30,
                                     2007     2006     2007     2006
                                   -------- -------- -------- --------
GAAP net income (loss)             $ 2,401  $  (448) $ 2,691  $(6,308)
Non-GAAP adjustments:
 Stock-based compensation: (1)
   Cost of revenues                    200      261      361      453
   Research and development (R&D)    1,438    1,566    2,687    2,865
   Marketing and selling             1,154    1,297    2,121    2,307
   General and administration          743      490    1,431      930
 Acquisition - related items:
  Amortization of purchased
   intangible assets
   Cost of revenues (2)              2,332    3,421    5,374    6,656
   Other operating expense (3)       2,279    1,121    3,657    2,247
  In-process R&D (4)                 4,100        -    4,100      180
 Special charges (5)                    (8)     917    4,045    6,153
 Interest expense (6)                    -       34      164    5,905
 Income tax effects (7)             (1,489)  (1,301)  (2,895)  (7,771)
                                   -------- -------- -------- --------
 Total of non-GAAP adjustments      10,749    7,806   21,045   19,925
                                   -------- -------- -------- --------
Non-GAAP net income                $13,150  $ 7,358  $23,736  $13,617
                                   ======== ======== ======== ========

GAAP weighted average shares
 (diluted)                          89,336   80,348   88,697   80,229
 Non-GAAP adjustment (8)                 -      901        -      647
                                   -------- -------- -------- --------
Non-GAAP weighted average shares
 (diluted)                          89,336   81,249   88,697   80,876
                                   ======== ======== ======== ========

GAAP net income (loss) per share
 (diluted)                         $  0.03  $ (0.01) $  0.03  $ (0.08)
 Non-GAAP adjustments detailed
  above                               0.12     0.10     0.24     0.25
                                   -------- -------- -------- --------
Non-GAAP net income per share
 (diluted)                         $  0.15  $  0.09  $  0.27  $  0.17
                                   ======== ======== ======== ========

----------------------------------------------------------------------
(1) Equity plan-related compensation expense recognized in accordance with SFAS 123R, Share-Based Payment.

(2) Amount represents purchased intangible assets resulting from acquisition transactions. Purchased intangible assets are amortized over two to five years.

(3) Purchased other identified intangible assets are amortized to other operating expense over two to five years. Purchased other identified intangible assets includes tradenames, employment agreements, customer relationships and deferred compensation which are the result of acquisition transactions.

(4) Three and six months ended July 31, 2007: Write off of $4,100 for in-process research and development related to the Sierra acquisition. Six months ended June 30, 2006: Write off of $180 for in-process research and development related to the Evercad acquisition.

(5) Three months ended July 31, 2007: Special charges consist of (i) $714 of costs incurred for employee rebalances which includes severance benefits, notice pay and outplacement services, (ii) $(721) related to reoccupation of a previously abandoned facility, and (iii) $(1) in other costs and adjustments, net.
Three months ended June 30, 2006: Special charges consist of (i) $352 of costs incurred for employee rebalances which includes severance benefits, notice pay and outplacement services, (ii) $585 for the abandonment of excess leased facility space, and (iii) $(20) in other costs and adjustments, net.
Six months ended July 31, 2007: Special charges consist of (i) $4,683 of costs incurred for employee rebalances, which includes severance benefits, notice pay and outplacement services, (ii) $(721) related to reoccupation of a previously abandoned facility, (iii) $100 for a wind-up services agreement related to the liquidation of a subsidiary, and (iv) $(17) in other costs and adjustments, net.
Six months ended June 30, 2006: Special charges consist of (i) $3,944 of costs incurred for employee rebalances, which includes severance benefits, notice pay and outplacement services, (ii) $1,625 related to the abandonment of excess leased facility space, the disposal of related assets and other costs related to discontinuation of one of the company's intellectual property product lines, (iii) $585 related to abandonment of excess leased facility space, and (iv) $(1) in other costs and adjustments, net.

(6) Six months ended July 31, 2007: Premium and unamortized debt costs related to the redemption of convertible debt. Three and six months ended June 30, 2006: Premium and unamortized debt costs related to the redemption of convertible debt.

(7) Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our GAAP pre-tax income and the application of the 17% tax rate to our non-GAAP adjustments.

(8) Dilutive shares related to the stock options and employee stock purchase plan, which were antidilutive under GAAP.




                     MENTOR GRAPHICS CORPORATION
----------------------------------------------------------------------
   UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP
                          FINANCIAL MEASURES
----------------------------------------------------------------------
                  (In thousands, except margin data)


                               Three Months Ended   Six Months Ended
                               ------------------- -------------------
                               July 31,  June 30,  July 31,  June 30,
                                  2007      2006      2007      2006
                               --------- --------- --------- ---------
GAAP gross margin              $172,987  $150,653  $333,737  $299,175
Reconciling items to non-GAAP
 gross margin
  Stock-based compensation          200       261       361       453
  Amortization of purchased
   intangible assets              2,332     3,421     5,374     6,656
                               --------- --------- --------- ---------
Non-GAAP gross margin          $175,519  $154,335  $339,472  $306,284
                               ========= ========= ========= =========



                               Three Months Ended   Six Months Ended
                               ------------------- -------------------
                               July 31,  June 30,  July 31,  June 30,
                                  2007      2006      2007      2006
                               --------- --------- --------- ---------
GAAP gross margin as a percent
 of total revenue                    84%       84%       84%       84%
  Non-GAAP adjustments detailed
   above                              1%2%        2%        2%
                               --------- --------- --------- ---------
Non-GAAP gross margin as a
 percent of total revenue            85%       86%       86%       86%
                               ========= ========= ========= =========



                               Three Months Ended   Six Months Ended
                               ------------------- -------------------
                               July 31,  June 30,  July 31,  June 30,
                                  2007      2006      2007      2006
                               --------- --------- --------- ---------
GAAP operating expenses        $170,271  $149,541  $330,392  $299,036
Reconciling items to non-GAAP
 operating expenses
  Stock-based compensation       (3,335)   (3,353)   (6,239)   (6,102)
  Amortization of purchased
   other identified intangible
   assets                        (2,279)   (1,121)   (3,657)   (2,247)
  Rebalance and restructuring
   costs                              8      (917)   (4,045)   (6,153)
  In-process research and
   development                   (4,100)        -    (4,100)     (180)
                               --------- --------- --------- ---------
Non-GAAP operating expenses    $160,565  $144,150  $312,351  $284,354
                               ========= ========= ========= =========



                               Three Months Ended   Six Months Ended
                               ------------------- -------------------
                               July 31,  June 30,  July 31,  June 30,
                                  2007      2006      2007      2006
                               --------- --------- --------- ---------
GAAP operating income          $  2,716  $  1,112  $  3,345  $    139

Reconciling items to non-GAAP
 operating income
  Stock-based compensation        3,535     3,614     6,600     6,555
  Amortization of purchased
   intangible assets              2,332     3,421     5,374     6,656
  Amortization of purchased
   other identified intangible
   assets                         2,279     1,121     3,657     2,247
  Rebalance and restructuring
   costs                             (8)      917     4,045     6,153
  In-process research and
   development                    4,100         -     4,100       180
                               --------- --------- --------- ---------
Non-GAAP operating income      $ 14,954  $ 10,185  $ 27,121  $ 21,930
                               ========= ========= ========= =========



                               Three Months Ended   Six Months Ended
                               ------------------- -------------------
                               July 31,  June 30,  July 31,  June 30,
                                  2007      2006      2007      2006
                               --------- --------- --------- ---------
GAAP operating margin as a
 percent of total revenue             1%        1%        1%        0%
  Non-GAAP adjustments detailed
   above                              6%        5%        6%        6%
                               --------- --------- --------- ---------
Non-GAAP operating margin as a
 percent of total revenue             7%        6%        7%        6%
                               ========= ========= ========= =========



                               Three Months Ended   Six Months Ended
                               ------------------- -------------------
                               July 31,  June 30,  July 31,  June 30,
                                  2007      2006      2007      2006
                               --------- --------- --------- ---------
GAAP other income, net and
 interest expense              $    889  $ (1,355) $  1,312  $(11,430)
Reconciling items to non-GAAP other
 income, net and interest expense
  Convertible debt retirement
   costs                              -        34       164     5,905
                               --------- --------- --------- ---------
Non-GAAP other income, net and
 interest expense              $    889  $ (1,321) $  1,476  $ (5,525)
                               ========= ========= ========= =========




                     MENTOR GRAPHICS CORPORATION
----------------------------------------------------------------------
                     CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------
                      (In thousands - Unaudited)


                                                  July 31,   Dec. 31,
                                                    2007       2006
                                                 ---------- ----------
Assets
Current assets:
 Cash and short-term investments                 $  100,881 $  129,857
 Trade accounts receivable, net                      96,765    117,003
 Term receivables, short-term                       173,516    146,123
 Prepaid expenses and other                          34,921     29,679
 Deferred income taxes                               10,254     12,549
                                                 ---------- ----------

    Total current assets                            416,337    435,211
Property, plant and equipment, net                   95,205     86,100
Term receivables, long term                         132,430    162,157
Intangible assets, net                              462,697    396,534
Other assets                                         54,600     46,237
                                                 ---------- ----------

    Total assets                                 $1,161,269 $1,126,239
                                                 ========== ==========

Liabilities and Stockholders' Equity
Current liabilities:
 Short-term borrowings                           $    9,873 $    7,181
 Accounts payable                                    17,109     20,122
 Income taxes payable                                 4,217     45,521
 Accrued payroll and related liabilities             78,001    105,009
 Accrued liabilities                                 36,471     34,938
 Deferred revenue                                   128,096    116,237
                                                 ---------- ----------

    Total current liabilities                       273,767    329,008
Long-term notes payable                             246,450    249,852
Other long-term liabilities                          54,416     14,312
                                                 ---------- ----------
    Total liabilities                               574,633    593,172
                                                 ---------- ----------

Stockholders' equity:
 Common stock                                       509,641    430,847
 Retained earnings                                   45,070     72,728
 Accumulated other comprehensive income              31,925     29,492
                                                 ---------- ----------
    Total stockholders' equity                      586,636    533,067
                                                 ---------- ----------

    Total liabilities and stockholders' equity   $1,161,269 $1,126,239
                                                 ========== ==========




                     MENTOR GRAPHICS CORPORATION
----------------------------------------------------------------------
                CONSOLIDATED STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------
                      (In thousands - Unaudited)


                               Three Months Ended   Six Months Ended
                               ------------------- -------------------
                               July 31,  June 30,  July 31,  June 30,
                                  2007      2006      2007      2006
                               --------- --------- --------- ---------
Operating activities
Net income (loss)              $  2,401  $   (448) $  2,691  $ (6,308)
Depreciation and amortization
 (1)                             11,927    11,604    23,451    24,722
Other adjustments to reconcile:
  Operating cash                  5,099     1,675     4,012     2,852
  Changes in working capital     (2,879)   16,928   (24,671)   24,949
                               --------- --------- --------- ---------

Net cash provided by operating
 activities                      16,548    29,759     5,483    46,215

Investing activities
Net cash used in investing
 activities                     (56,440)  (37,486)  (48,403)  (50,504)

Financing activities
Net cash provided by (used in)
 financing activities             7,706    (4,429)   13,049    (7,325)

Effect of exchange rate changes
 on cash and cash equivalents      (123)      388       803       539
                               --------- --------- --------- ---------

Net change in cash and cash
 equivalents                    (32,309)  (11,768)  (29,068)  (11,075)
Cash and cash equivalents at
 beginning of period             98,473    75,346    95,232    74,653
                               --------- --------- --------- ---------

Cash and cash equivalents at
 end of period                 $ 66,164  $ 63,578  $ 66,164  $ 63,578
                               ========= ========= ========= =========


----------------------------------------------------------------------

(1) Depreciation and amortization includes a write-off of note issuance costs in the amount of $0 and $383 for the three months ending July 31, 2007 and June 30, 2006, respectively, and $62 and $889 for the six months ending July 31, 2007 and June 30, 2006, respectively.




                     MENTOR GRAPHICS CORPORATION
----------------------------------------------------------------------
             SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
----------------------------------------------------------------------
    (In thousands, except for days sales outstanding - Unaudited)


                                Three Months Ended  Six Months Ended
                                ------------------ -------------------
                                July 31,  June 30, July 31,  June 30,
                                   2007     2006      2007      2006
                                --------- -------- --------- ---------
Geographic Revenue:
    North America               $111,986  $79,676  $201,605  $143,364
                                    54.4%    44.7%     50.9%     40.4%
    Europe                      $ 41,270  $41,820  $ 86,816  $ 91,499
                                    20.1%    23.4%     21.9%     25.8%
    Japan                       $ 19,535  $24,825  $ 49,127  $ 63,806
                                     9.5%    13.9%     12.4%     18.0%
    Pac Rim                     $ 32,949  $32,112  $ 58,655  $ 56,086
                                    16.0%    18.0%     14.8%     15.8%

Other Data:
  Capital expenditures          $ 11,092  $ 9,272  $ 20,154  $ 12,494
  Days sales outstanding             118      118         -         -




                     MENTOR GRAPHICS CORPORATION
----------------------------------------------------------------------
             UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
----------------------------------------------------------------------
                     EARNINGS PER SHARE GUIDANCE
----------------------------------------------------------------------

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of expected non-GAAP earnings per share for the periods shown below:



                                                         ------- -----
                                                         Q3 FY    FY
                                                           2008   2008
                                                         ------- -----
Diluted GAAP net earnings per share                      $ 0.02  $0.55
Non-GAAP Adjustments:
  Amortization of purchased intangible assets (1)          0.03   0.11
  Amortization of other identified intangible assets
   (2)                                                     0.03   0.10
  Stock-based compensation (3)                             0.04   0.15
  Special Charges (4)                                         -   0.04
  In-process R&D (5)                                          -   0.05
  Expense associated with convertible debt (6)                -   0.00
  Income tax effects (7)                                  (0.02)  0.02
                                                         ------- -----
Non-GAAP net income                                      $ 0.10  $1.02
                                                         ======= =====

----------------------------------------------------------------------

(1) Excludes amortization of purchased intangible assets acquired in 20 separate acquisition transactions. Purchased intangible assets are amortized over two to five years. The guidance for fiscal year 2008 (FY2008) assumes no new acquisition transactions.

(2) Excludes amortization of other identified intangible assets including trade names, employment agreements and customer relationships acquired in 16 separate acquisition transactions. Other identified intangible assets are amortized over two to five years.

(3) Excludes equity plan-related compensation expense recognized in accordance with SFAS 123R, Share-Based Payment.

(4) Excludes special charges incurred during the first six months of FY2008 consisting primarily of costs incurred for employee rebalances, which included severance benefits, notice pay and outplacement services.

(5) Excludes write off of in-process research and development incurred during the first six months of FY2008 related to the Sierra acquisition.

(6) Excludes amounts incurred during the first six months of FY2008 for the write-off of previously capitalized convertible debt costs and net premium paid on the retirement of convertible debt.

(7) Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our GAAP pre-tax income and the application of the 17% tax rate to our non-GAAP adjustments.




                     MENTOR GRAPHICS CORPORATION
----------------------------------------------------------------------
             UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
----------------------------------------------------------------------
                     EARNINGS PER SHARE GUIDANCE
----------------------------------------------------------------------

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of expected non-GAAP earnings per share for the periods shown below:



                                                                 -----
                                                                  FY
                                                                  2009
                                                                 -----
Diluted GAAP net earnings per share                              $0.78
Non-GAAP Adjustments:
  Amortization of purchased intangible assets (1)                 0.08
  Amortization of other identified intangible assets (2)          0.10
  Stock-based compensation (3)                                    0.16
  Income tax effects (4)                                          0.10
                                                                 -----
Non-GAAP net income                                              $1.22
                                                                 =====

----------------------------------------------------------------------

(1) Excludes amortization of purchased intangible assets acquired in 13 separate acquisition transactions. Purchased intangible assets are amortized over two to five years. The guidance for fiscal year 2009 (FY2009) assumes no new acquisition transactions.

(2) Excludes amortization of other identified intangible assets including trade names, employment agreements and customer relationships acquired in 10 separate acquisition transactions. Other identified intangible assets are amortized over two to five years.

(3) Excludes equity plan-related compensation expense recognized in accordance with SFAS 123R, Share-Based Payment.

(4) Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our GAAP pre-tax income and the application of the 17% tax rate to our non-GAAP adjustments.



    CONTACT: Mentor Graphics
             Ryerson Schwark
             Public and Investor Relations Director
             503-685-1462
             ry_schwark@mentor.com
             or
             Dennis Weldon
             Investor Relations and Business Development Director
             503-685-1462
             dennis_weldon@mentor.com